Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of July 13, 2010 by Postmedia Network Inc., a Canada corporation (the “Borrower”), each of the other signatories hereto (together with the Borrower, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties referred to below.

PRELIMINARY STATEMENT

WHEREAS, the Lenders have severally agreed to make extensions of credit to the Borrower pursuant to the Term Loan Credit Agreement, dated as of July 13, 2010 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among, inter alios, the Borrower, Postmedia Network Canada Corp., a Canada corporation (“Holdings”), the other guarantors from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), the Administrative Agent and the Collateral Agent, and the other agents party thereto, upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit to the Borrower under the Credit Agreement;

WHEREAS, in order to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, each of the Guarantors (as defined below) has guaranteed the obligations of the Borrower under the Credit Agreement; and

WHEREAS, it is a further condition precedent to the obligation of the Lenders to make extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Administrative Agent and granted a security interest in favour of the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the other agents party thereto and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and for other good and valuable consideration the receipt of which is hereby acknowledged, each Grantor hereby agrees with the Administrative Agent and the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in PPSA and STA. All terms used in this Security Agreement without initial capitals, which are defined in the PPSA or the STA, have the same meanings in this Security Agreement as in the PPSA or the STA, as applicable.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and in the Preliminary Statement, the following terms shall have the following meanings:

“ABL Collateral Account” shall have the meaning set forth in Section 7.1 of this Security Agreement.

“ABL Intercreditor Agreement” means the intercreditor agreement dated as of the date hereof among Morgan Stanley Senior Funding, Inc., as collateral agent for the ABL Lenders referred to therein, JPMorgan Chase Bank, N.A., as collateral agent for the Term Loan Lenders referred to therein, and BNY Trust Company of Canada, as trustee for the Noteholders referred to therein, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Priority Collateral” shall have the meaning set forth in such definition in the ABL Intercreditor Agreement.

“Accounts” means all accounts now or in the future owned by any Grantor, and includes, all accounts receivable, other receivables, book debts, claims and other forms of monetary obligation now or in the future owned, received or acquired by, or belonging or owing to, any Grantor, whether arising out of goods sold or services rendered by it, or from any other transaction, and “Account” means any one of them.

“Activation Notice” shall have the meaning set forth in Section 4.9.

“Additional Grantor” shall have the meaning set forth in Section 8.16 of this Security Agreement.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Blocked Accounts” shall have the meaning set forth in Section 4.9.

“Chattel Paper” means all or any part of any present or future interest of any Grantor in chattel paper.

“CIPO” means the Canadian Intellectual Property Office.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Account” means, collectively, the ABL Collateral Account and the Non-ABL Collateral Account.

“Collection Account” shall have the meaning set forth in Section 4.9.

“Control” shall have the meaning set forth in Sections 23 to 26 of the STA.

“Copyrights” means (i) all copyrights arising under the laws of Canada, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Exhibit C), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office or CIPO, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” means all written agreements, naming any Grantor as licensor or licensee (including, without limitation, those material exclusive in-bound Copyright Licenses listed in Exhibit C), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“De-Activation Notice” shall have the meaning set forth in Section 4.9.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution.

“Discharge of ABL Obligations” shall have the meaning set forth in the ABL Intercreditor Agreement.

“Documents of Title” means all or any part of any documents of title, whether negotiable or non-negotiable, including all warehouse receipts and bills of lading, in which any Grantor now or subsequently has an interest.

“Equipment” means all goods in which any Grantor now or subsequently has an interest other than Inventory or consumer goods and any part of such Inventory or consumer goods, including all apparatus, fixtures, plant, machinery and furniture.

“Excluded Accounts” means (i) bank account number 20529 00228 10 maintained at The Bank of Nova Scotia, so long as such account is used solely for the purpose of holding the Calgary Herald Christmas fund and (ii) other bank accounts which, individually or in the aggregate, do not have balances in excess of $1,000,000 at any time.

“Excluded Property” means (i) any Trademark application filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent to use” such mark and for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application or any registration that issues therefrom under applicable federal law and (ii) any capital stock or other securities of Echo Publications Partnership.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Futures Accounts” means all of the present or future futures accounts maintained for any Grantor by a futures intermediary, including all futures contracts carried in such futures accounts and the agreements between any such Grantor and the futures intermediary governing such futures accounts.

“Goods” means tangible personal property in which any Grantor now or subsequently has an interest other than chattel paper, documents of title, instruments, money and investment property, and includes fixtures, growing crops, the unborn young of animals, timber to be cut, and minerals and hydrocarbons to be extracted.

“Guaranteed Obligations” means the “Guaranteed Obligations” under and as defined in the Credit Agreement, including the guarantee obligations of the Guarantors under the Guaranty.

“Instruments” means all or any part of any letters of credit, advices of credit, bills of exchange, depository notes, depository bills, bankers’ acceptances and other instruments in which any Grantor now or subsequently has an interest.

“Intangibles” means all intangibles of whatever kind in which any Grantor now or subsequently has an interest, including all of any such Grantor’s rights under Contracts, Intellectual Property rights, Technical Information, permits or quotas.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canadian, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, Technical Information and all related documentation.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Notes Intercreditor Agreement.

“Inventory” means all inventory in which any Grantor now or subsequently has an interest including raw materials, works-in-progress, finished goods and by-products, spare parts, operating supplies, packing, shipping and packaging materials of or relating to the business of any Grantor.

“Investment Property” means all or any part of any present or future interest of any Grantor in present and after acquired investment property, including all securities, Securities Accounts and Futures Accounts, all of the present and future security entitlements of any such Grantor as an entitlement holder of such security entitlements, all of the present and future futures contracts of any such Grantor as a futures customer in respect of such futures contracts, and all proceeds of any such property including, without limitation all Pledged Stock and all Pledged Notes.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Joinder” shall have the meaning set forth in Section 8.16 of this Security Agreement.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Money” means all or any part of any money, cash, or cash equivalents in which any Grantor now has or subsequently acquires an interest.

“Non-ABL Collateral Account” shall have the meaning set forth in Section 7.1 of this Security Agreement.

“Notes Intercreditor Agreement” means the intercreditor agreement dated as of the date hereof among JPMorgan Chase Bank, N.A., as collateral agent for the Lenders and the other Secured Parties, and BNY Trust Company of Canada, as trustee for the Noteholders referred to therein, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Notices” shall have the meaning set forth in Section 4.9.

“Obligations” means, (a) with respect to the Borrower, (x) the “Secured Obligations” (as defined in the Credit Agreement) and (y) the Guaranteed Obligations and (b) with respect to any other Grantor, the Guaranteed Obligations.

“Patents” means (i) all inventions, designs, technology, processes and letters patent of the United States, Canada, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing listed in Exhibit C, (ii) all applications for letters patent of the United States, Canada or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Exhibit C and to the extent included under applicable law, for each of (i) and (ii), the right to make, use and/or sell the inventions disclosed or claimed therein, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all written agreements, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any material exclusive in-bound Patent License listed in Exhibit C.

“Permitted Liens” means Liens permitted pursuant to Section 7.01 of the Credit Agreement.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of any Grantor, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement.

“Pledged Notes” means all promissory notes listed in Exhibit D and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” means the shares of capital stock listed in Exhibit D, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the capital stock of any Person that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Receivables” means the Accounts, Chattel Paper, Documents of Title, Investment Property, Instruments and any other rights or claims to receive money which are Intangibles or which are otherwise included as Collateral.

“Receiver” means a receiver, a manager or a receiver and manager.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” means the collective reference to (i) the Administrative Agent, the Collateral Agent and the Lenders and (ii) each Secured Swap Counterparty and each Banking Services Provider (in the case of this clause (ii), solely to the extent such Secured Swap Counterparty or Banking Services Provider does not contest the provisions set forth in Section 9.15 of the Credit Agreement).

“Securities Account” means all of the present or future securities accounts maintained for any Grantor by a securities intermediary, including all of the financial assets credited to such securities accounts, all related securities entitlements and the agreements between any such Grantor and the securities intermediary governing such securities accounts.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” has the meaning set forth in Section 1 of the STA.

“STA” means the Securities Transfer Act, 2006 (Ontario), including the regulations thereto.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any capital stock constituting Collateral, any right to receive capital stock and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such capital stock.

“Technical Information” means all know-how and information owned by or licensed to any Grantor, confidential or otherwise, including any information of a scientific, technical, financial or business nature regardless of its form.

“Term Priority Collateral” shall have the meaning set forth to such definition in the ABL Intercreditor Agreement.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, brands, trade dress, uniform resource locators, domain names, tag lines, designs, graphics, trade styles, service marks, logos and other source or business identifiers, and all goodwill connected with the use of and symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office, with CIPO or in any similar office or agency of the United States, any State thereof, in Canada or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Exhibit C, and (ii) the right to obtain all renewals thereof.

“Trademark License” means any written agreement, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any exclusive in-bound Trademark Licenses listed in Exhibit C.

“ULC” means an Issuer that is an unlimited company, unlimited liability company or unlimited liability corporation.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future laws governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.4 Exhibit Updates. The Grantors may update the Exhibits hereto from time to time to reflect changes to the information contained therein by notifying the Collateral Agent in writing and delivering such updated Exhibits to the Collateral Agent concurrently with Holdings’ delivery of its next succeeding quarterly or annual financial statements under Section 6.01(a) or (b) of the Credit Agreement.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1 Each Grantor hereby pledges, mortgages, charges and (except in the case of the ULC Shares) assigns and transfers to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations, and hereby grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s undertaking, property, rights and assets of every nature and kind, now owned or subsequently acquired and at any time and from time to time existing or in which such Grantor has or acquires an interest, wherever situated, including without limitation:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Intellectual Property;

(iv)	all Documents of Title;

(v)	all Equipment;

(vi)	all Intangibles;

(vii)	all Goods;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all Money;

(xii)	all letters of credit;

(xiii)	all rights under leases;

(xiv)	all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above); and

(xv)	all increases, additions, accessories and accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, including without limitation, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto;

(collectively, the “Collateral”); provided that notwithstanding anything to the contrary in this Security Agreement, no Excluded Property shall constitute Collateral under this Security Agreement or any other Loan Document. For greater certainty, no rights in any Trademark is presently assigned to the Collateral Agent by the sole virtue of the grant of the security interest contained in this Section 2.1.

2.2. Fixed Nature of Security Interests. The security interest described in this Article II is intended to operate as a fixed and specific charge of all of the Collateral presently existing, and with respect to all future Collateral, to operate as a fixed and specific charge of such future Collateral. Notwithstanding the preceding sentence, this Section 2.2 shall not affect the right of the Grantors to deal with the Collateral as otherwise permitted by this Security Agreement, the Credit Agreement or any other Loan Document.

2.3. Attachment. Each Grantor acknowledges that value has been given by the Secured Parties to such Grantor, that such Grantor has rights in the Collateral existing at the date of this Security Agreement and that such Grantor and the Collateral Agent have not agreed to postpone the time for attachment of the security interests to any of the Collateral. The security interest described in this Article II is intended to attach, as to all of the Collateral, upon the execution by the Grantors of this Security Agreement, except that, in the case of after-acquired property forming part of the Collateral, such security interest is intended to attach forthwith upon the Grantor acquiring rights thereto.

2.4. Leases. The last day of any term reserved by any real property lease, written or unwritten, or any agreement to lease real property, now held or subsequently acquired by the Grantors is excepted out of the security interest. As further security for the payment of the Obligations, each Grantor agrees that it will stand possessed of the reversion of such last day of the term and shall hold it in trust for the Collateral Agent for the purpose of this Security Agreement. Each Grantor shall assign and dispose of the same in such manner as the Collateral Agent may from time to time direct in writing without cost or expense to the Collateral Agent. Upon any sale, assignment, sublease or other disposition of such lease or agreement to lease, the Collateral Agent shall, for the purpose of vesting the residue of any such term in any purchaser, sublessee or such other acquiror of the real property lease, agreement to lease or any interest in any of them, be entitled by deed or other written instrument to assign to such other person, the residue of any such term in place of such Grantor and to vest the residue freed and discharged from any obligation whatsoever to such Grantor respecting the same.

2.5. Consent. The security interest granted under Section 2.1 shall not attach to any contract or agreement to which any Grantor is a party to the extent that applicable laws or the terms of such contract or agreement (other than a contract or agreement that is the whole of an account or chattel paper for money due or to become due) prohibit or require the consent of any Person other than such Grantor as a condition to the creation of any security interest on such Grantor’s interest thereunder and such consent has not been obtained; provided that, if at any time the grant of a security interest in any such contract or agreement shall no longer be prohibited or consent to the creation of a security interest therein has been obtained, then such Grantor shall at such time be deemed to have granted a security interest in such contract or agreement in accordance with Section 2.1. In the case of any such contract or agreement that is material to the business of any Grantor, such Grantor shall use commercially reasonable efforts to obtain the consent of any necessary third party to the creation of a security interest by such Grantor under this Security Agreement and to its further assignment by the Collateral Agent to any third party as a result of the exercise by the Collateral Agent of remedies. Upon such consent being obtained or waived, this Security Agreement shall apply to the applicable contract or agreement without regard to this section and without the necessity of any further assurance to effect such assignment. Unless and until the consent to the creation of a security interest is obtained as provided above, such Grantor shall, to the extent it may do so at law or pursuant to the provisions of the contract or interest in question hold all benefit to be derived from such contracts or agreements in trust for the Collateral Agent (including, without limitation, such Grantor’s beneficial interest in any contract or agreement which may be held in trust for the Grantor by a third party), as additional security for payment of the Obligations and shall deliver up all such benefit to the Collateral Agent, promptly upon demand by the Collateral Agent upon and during the continuance of an Event of Default.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent, the Collateral Agent and the other Secured Parties that, as of the Closing Date:

3.1. Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto.

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, such Grantor’s jurisdiction of organization and the identification number from the jurisdiction of organization (if any) are set forth on Exhibit A.

3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) or its head office or domicile (within the meaning of the Civil Code of Quebec), are disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.

3.4. Collateral Locations. All of such Grantor’s locations where Collateral constituting Inventory and Equipment (other than mobile goods) is located are listed on Exhibit A, except for (i) Inventory and Equipment in transit to any such location and Inventory located at a third-party printing facility in the process of production, (ii) Inventory with a value not to exceed $1,000,000 in the aggregate and (iii) Equipment with a value not to exceed $1,000,000 in the aggregate. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Exhibit A, which Exhibit A may be amended, supplemented or restated as set forth in Section 1.4 or 4.11 and (ii) at which Inventory or Equipment is held by a customer, in a public warehouse or is otherwise held by a bailee or on consignment as designated in Exhibit A.

3.5. Bank Accounts. All of such Grantor’s bank accounts are listed on Exhibit B.

3.6. Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization.

3.7. Intellectual Property. All Canadian and foreign registrations and applications for Intellectual Property owned by any Grantor on the Closing Date and that is material to the conduct of its business, as determined in good faith by such Grantor are listed on Exhibit C. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Exhibit C hereof, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened in writing, as of the Closing Date seeking to limit, cancel or question the validity of any Intellectual Property owned by a Grantor or such Grantor’s ownership interest therein and, if adversely determined, would have a Material Adverse Effect.

3.8. Motor Vehicles. None of its Equipment is covered by any certificate of title or vehicle identification number, except for motor vehicles.

3.9. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party, (b) for financing statements filed prior to the Closing Date for which authority to file termination statements has been obtained and which termination statements, in proper form for filing, have been delivered to the Collateral Agent, and (c) financing statements with respect to Permitted Liens.

3.10. Accounts with Financial Intermediaries. Each of the Securities Accounts and Futures Accounts is enforceable in accordance with its terms against the applicable securities intermediary or futures intermediary without any security interest or other Lien held by such securities intermediary or futures intermediary or right of set-off, netting or consolidation other than for normal charges applicable to the maintenance of such accounts and brokerage fees incurred in the ordinary course of business.

3.11. Pledged Collateral.

(a)	Exhibit D sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit D as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder and other Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting capital stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable (subject to the general assessability of ULC Shares under s. 135 of the Companies Act (Nova Scotia)), (ii) with respect to any certificates delivered to the Collateral Agent representing capital stock, either such certificates are Securities as defined in Section 1 of the STA as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as an Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor by any other Grantor or Subsidiary thereof has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)	In addition, (i) none of the Pledged Collateral owned by it and issued by any other Grantor or Subsidiary or any joint venture of any of the foregoing has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the Issuer of capital stock included in the Pledged Collateral to issue additional capital stock, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or, except as set forth in the Intercreditor Agreement, for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as have been received or as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)

Except as set forth in Exhibit D, such Grantor owns 100% of the issued and outstanding capital stock of each Subsidiary which constitutes Pledged Collateral owned by it and on the Closing Date none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness (other than such Indebtedness that is subordinated to the Obligations, Indebtedness under the Loan Documents and/or Indebtedness under the ABL Documents) or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a)	Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first priority (subject only to Permitted Liens) perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any PPSA jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of such Grantor, whether now owned or hereafter acquired, or any words of similar effect, regardless of whether any particular asset comprises the Collateral or falls within the scope of the PPSA, or (2) by any other description which reasonably approximates the description contained in this Security Agreement and is customary in the filing jurisdiction with respect to this type of Security Agreement, and (ii) contain any other information required by the PPSA for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Grantor shall cause the filing of Intellectual Property Short Form Security Agreements substantially in the form of Annex 1 hereof (the “Intellectual Property Short Form Security Agreements”) with the United States Copyright Office, the United States Patent and Trademark Office, CIPO or equivalent foreign office in respect of all present and after-acquired Intellectual Property of such Grantor, including without limitation, the Intellectual Property listed on Exhibit C. Such Grantor also agrees to furnish any such information to the Collateral Agent promptly upon request. Such Grantor also ratifies its authorization for the Collateral Agent to have filed in any PPSA jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(b)

Further Assurances. Such Grantor will, if so requested by the Collateral Agent, furnish to the Administrative Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien other than Permitted Liens; provided that this Section 4.1(b) does not restrict the ability of such Grantor to incur or permit Permitted Liens in accordance with the Credit Agreement.

(c)	Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 7.03 of the Credit Agreement.

(d)	Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except for Permitted Liens.

(e)	Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except with respect to Permitted Liens. Such Grantor acknowledges that it is not authorized to file any financing statement or financing change statement or discharge with respect to any financing statement in connection with this Security Agreement without the prior written consent of the Collateral Agent.

(f)	Locations. Such Grantor will not (i) maintain any Inventory or Equipment owned by it at any location other than those locations listed on Exhibit A (other than (A) Inventory and Equipment in transit to any such location and Inventory located at a third-party printing facility in the process of production, (B) Inventory with a value not exceeding $1,000,000 in the aggregate and (C) Equipment with a value not exceeding $1,000,000 in the aggregate) or (ii) change its principal place of business or chief executive office or its head office or domicile (within the meaning of the Civil Code of Quebec) from the location identified on Exhibit A, other than as permitted by Section 4.10.

4.2. Equipment. Such Grantor will not, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

4.3. Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper (in a face amount in excess of $500,000 individually, Instruments (in a face amount in excess of $500,000 individually) and Securities constituting Collateral owned by it (if any then exist), (b) if following the date hereof such Grantor acquires any Instrument (in a face amount in excess of $500,000 individually), Chattel Paper (in a face amount in excess of $500,000 individually) or Securities constituting Collateral, hold in trust for the Collateral Agent upon receipt and within ten Business Days of the acquisition thereof deliver to the Collateral Agent any such Chattel Paper, Instruments and Securities constituting Collateral, (c) hold in trust for the Collateral Agent and, upon the Collateral Agent’s request, promptly deliver to the Collateral Agent any Document of Title evidencing or constituting Collateral, (d)(i) cause any Indebtedness of a Subsidiary owed to any Grantor in excess of $1,000,000 and (ii) use its commercially reasonable efforts to cause any Indebtedness of a non-Subsidiary owed to any Grantor in excess of $1,000,000, in either case to be evidenced by a duly executed promissory note (or subject to a global note) that is pledged and delivered (on the date hereof, in the case of Indebtedness referred to in the immediately preceding sub-clause (i) existing on the date hereof or, in the case of any Indebtedness referred to in the immediately preceding sub-clause (ii) or any Indebtedness referred to in the immediately preceding sub-clause (i) created after the date hereof, within ten Business Days following the date hereof or the creation of such

Indebtedness, respectively) to the Collateral Agent (or the ABL Collateral Agent in accordance with the terms of the ABL Documents and the ABL Intercreditor Agreement), for the benefit of the Secured Parties, with such notes being accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request and (e) upon the Collateral Agent’s request, deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of Exhibit F hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.4. Uncertificated Pledged Collateral.

(a)	With respect to any Pledged Collateral owned by it, such Grantor will (i) take any actions necessary to cause the issuers (that are Subsidiaries of such Grantor) of uncertificated securities which are Pledged Collateral to take such action as the Collateral Agent may request and (ii) use commercially reasonable efforts to cause any securities intermediary which is the holder of any such Pledged Collateral, to cause the Collateral Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, use its commercially reasonable efforts to cause such securities intermediary to enter into a control agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, giving the Collateral Agent Control over such Pledged Collateral.

(b)	Each Grantor further acknowledges and agrees that the interests in any limited liability company or limited partnership that is a Subsidiary pledged hereunder is a “security” within the meaning of Section 1 of the STA and governed by the PPSA and STA of the applicable jurisdiction.

(c)	In the event the interests in any limited liability company, limited partnership or general partnership not represented by a certificate are pledged by a Grantor hereunder after the Closing Date such Grantor shall simultaneously therewith provide the Collateral Agent with the information required by the applicable jurisdiction for the filing of a financing statement (or an amendment to a financing statement) with respect to the uncertificated interests so pledged.

4.5. Pledged Collateral.

(a)	Certificated Securities. With respect to any certificated securities which are Pledged Collateral, such Grantor will promptly (and in any event within ten Business Days) deliver to the Collateral Agent certificates evidencing such Pledged Collateral, together with powers endorsed in blank.

(b)	Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it (other than Pledged Collateral comprised of ULC Shares) to be registered in the name of the Collateral Agent or its nominee at any time an Event of Default has occurred and is continuing at the option of the Collateral Agent.

(c)	Exercise of Rights in Pledged Collateral.

(i)	Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent to enforce its remedies hereunder with respect to such Pledged Collateral;

(ii)	Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, upon notice, to exercise all voting rights or other rights arising from the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to capital stock or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof;

(iii)	Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement;

(iv)	Except as set forth in clause (iii), all distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral, in the same form as so received (with any necessary endorsement); and

(v)	such Grantor hereby authorizes and instructs each Issuer (which is a Subsidiary of such Grantor) of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing (and the Issuer hereby agrees to comply with such instruction) that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, with effect upon and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

4.6 Intellectual Property.

(a)

Such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of security interest herein in favour of the Collateral Agent of any material Intellectual Property owned by such Grantor and to enforce the security interests granted hereunder provided that for Copyright Licenses,

Patent Licenses and Trademark Licenses, such efforts shall only be required in connection with material Copyright Licenses, Patent Licenses and Trademark Licenses entered into after the date hereof.

(b)	Such Grantor will use the material Trademarks owned by such Grantor with proper statutory notice in accordance with applicable law. Such Grantor (either itself or through licensees) will as it reasonably determines in the exercise of its reasonable business judgment consistent with past practice (subject to Section 4.6(f)) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Security Agreement.

(c)	Such Grantor will not do any act, or omit to do any act, whereby any material Intellectual Property (as determined in the exercise of such Grantor’s reasonable business judgment) owned by such Grantor may become prematurely invalidated, forfeited, abandoned or dedicated to the public.

(d)	Such Grantor will promptly notify the Collateral Agent if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property (as determined in the exercise of such Grantor’s reasonable business judgment) owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or with CIPO or any court or tribunal in any country, but excluding routine office actions or similar determinations in the ordinary course of prosecution before the United States Patent and Trademark Office, CIPO or any foreign counterpart) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(e)	Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Copyright or Trademark with the United States Patent and Trademark Office, the United States Copyright Office or CIPO or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall give written notice of such filing to the Collateral Agent concurrently with Holdings’ delivery of its next succeeding financial statements under Sections 6.01(a) and 6.01(b) of the Credit Agreement. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence and perfect the Collateral Agent’s and the Secured Parties’ security interest in any Intellectual Property owned by such Grantor and the goodwill and intangibles of such Grantor relating thereto or represented thereby.

(f)

Such Grantor will, in the exercise of its reasonable business judgment consistent with past practice, take all reasonable and necessary steps including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or CIPO or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, payment of maintenance fees and opposition and interference and cancellation proceedings.

(g)	In the event that any material Intellectual Property owned by such Grantor is infringed, misappropriated, violated or diluted by a third party, such Grantor shall, as it reasonably deems appropriate under the circumstances, (i) take action to enforce such Intellectual Property and (ii) promptly notify the Collateral Agent after it learns thereof.

4.7. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent or Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent or Administrative Agent of any one or more of such rights, powers or remedies, provided that the Collateral Agent or the Administrative Agent exercises such rights, powers or remedies in a manner which does not contravene the terms of this Security Agreement.

4.8. Insurance.

(a)	All insurance policies required hereunder and under Section 6.07 of the Credit Agreement shall name the Collateral Agent (for the benefit of the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Collateral Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Collateral Agent.

(b)	All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section, the Collateral Agent may obtain such insurance at such Grantor’s expense.

4.9. Deposit Account Control Agreements.

(a)

Such Grantor will provide to the Collateral Agent a Deposit Account Control Agreement with respect to each bank account of such Grantor (other than any Excluded Account), duly executed on behalf of each financial institution holding such bank account of such Grantor, in form and substance satisfactory to the Collateral Agent. Pursuant to each Deposit Account Control Agreement, such financial institution shall agree, from and after the receipt of a notice (an “Activation Notice”) from the Collateral Agent (which Activation Notice may be given by the Collateral Agent at any time when an Event of Default has occurred and is continuing (an “Activation Event”), until such financial institution’s receipt of a de-activation notice (a “De-Activation Notice”, and together with the Activation Notice, the “Notices”)) from the Collateral Agent (which De-Activation Notice shall be given by the Collateral Agent once the Collateral Agent is satisfied, as determined by the Collateral Agent in its sole discretion, that no Event of Default is continuing, provided that, the Collateral Agent shall not be required to deliver a De-Activation Notice more than twice in any period of 12 consecutive months), to forward immediately all amounts in each bank account of such Grantor (other than Excluded Accounts) (collectively, the “Blocked Accounts”) to an account or accounts with such depositories as the Collateral Agent may from time to time designate (the “Collection Accounts”) and to commence the process of daily sweeps from such Blocked Accounts into the Collection Accounts. The Collateral Agent acknowledges that it shall not be entitled to deliver any Notice until the obligations of the Borrower to the ABL Collateral Agent under the ABL Credit Documents have been paid and performed in full and the ABL Collateral Agent has no further obligation to make any further advances to the Borrower under the ABL Credit Documents.

(b)	Before opening or replacing any deposit or bank account (other than an Excluded Account), each Grantor shall, cause each bank or financial institution in which it seeks to open an account, to enter into a Deposit Account Control Agreement with the Collateral Agent in order to give the Collateral Agent control of such account. In the case of accounts maintained with Lenders, the terms of such agreements shall be subject to the provisions of Section 10.08 of the Credit Agreement regarding set-offs.

4.10. Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the province of its organization, (b) change its registered office, chief executive office or principal place of business, head office or domicile (within the meaning of the Civil Code of Quebec) as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its jurisdiction of incorporation or organization, or (e) have any Collateral constituting Inventory and Equipment (other than (i) mobile goods, (ii) Inventory and Equipment in transit to any such location and Inventory in the process of production located at third-party printing facilities, provided that the Collateral Agent’s Liens in such Inventory and Equipment have been perfected in both the jurisdiction of origin and the jurisdiction of destination, (iii) Inventory with a value not to exceed $1,000,000 in the aggregate, and (iv) Equipment with a value not to exceed $1,000,000 in the aggregate) located at a location not listed on Exhibit A, in each case, unless the Collateral Agent shall have received at least fifteen (15) days prior written notice of such change and any reasonable action requested by the Collateral Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favour of the Collateral Agent, on behalf of Secured Parties, in any Collateral), provided that, any new location shall be in Canada or the United States.

4.11. Updated Collateral Information. Such Grantor shall promptly furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request, such updates to the information covered by Article III, including any of Exhibits A through H hereto, such that such updated information and exhibits are true and correct as of the date so furnished.

ARTICLE V

REMEDIES

5.1. Remedies.

(a)	Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i)	those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.1(a) shall not be understood to limit any rights or remedies available under such agreements to the Collateral Agent and the Secured Parties prior to an Event of Default;

(ii)	those rights and remedies available to a secured party under the PPSA or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)	the right to give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv)	the right to, without notice (except as specifically provided in Section 8.2 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable;

(v)	concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof; and

(vi)	appoint by instrument in writing one or more Receivers of any Grantor or any or all of the Collateral of such Grantor with such rights, powers and authority (including any or all of the rights, powers and authority of the Collateral Agent under this Security Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Collateral Agent will (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of such Grantor and not of the Collateral Agent, the Administrative Agent or any of the other Secured Parties.

(b)	The Collateral Agent’s compliance with any applicable provincial, territorial or federal law in the conduct of any disposition of Collateral following the occurrence and during the continuance of an Event of Default will not be considered to adversely affect the commercial reasonableness of such disposition.

(c)	Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)	Upon the occurrence and during the continuance of an Event of Default, until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent, including by exercising any of the Grantor’s rights to sue at law or in equity for any infringement or other impairment of any Intellectual Property, including the right to receive all proceeds and damages therefrom. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)	Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)	Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral upon the occurrence and during the continuance of an Event of Default for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under applicable provincial securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.2. Grantor’s Obligations Upon an Event of Default. Upon the request of the Collateral Agent, after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a)	assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b)	permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)	prepare and file, or cause an issuer of Pledged Collateral to prepare and file, in accordance with applicable provincial securities laws, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Collateral Agent may request, all in form and substance satisfactory to the Collateral Agent, and furnish to the Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Collateral Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent or the Collateral Agent may specify; and

(d)	take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral.

5.3. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor (to the extent and only to the extent permitted by the terms of any Copyright License, Patent License or Trademark License, if applicable) hereby (a) grants to the Collateral Agent, to the extent such Grantor has the right to do so, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense, on such terms and conditions as the Collateral Agent shall determine, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that, with effect upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may sell any of such Grantor’s or any other Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased any such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; provided that the applicable Grantor shall have such rights of quality control and inspection which are reasonably necessary to maintain the validity and enforceability of such Trademark. The use of the license granted pursuant to clause (a) of the preceding sentence to the Collateral Agent may be exercised only upon the occurrence and during the continuance of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

5.4. Subordination. Each Grantor, and each Issuer that executes and delivers any Acknowledgement and Consent confirming that it is bound hereby, hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing to it by the Borrower or any of its Subsidiaries shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

5.5. Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all proceeds received by any Grantor consisting of cash, cheques and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be deposited in a Collateral Account subject to a Deposit Account Control Agreement or, at the request of the Collateral Agent, turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Each Grantor acknowledges and agrees that any action taken by the Collateral Agent or any other Secured Party hereunder following the occurrence and during the continuance of an Event of Default shall not be rendered invalid or ineffective as a result of the curing of the Event of Default on which such action was based, and neither the Collateral Agent nor any other Secured Party shall be liable to any Grantor or any other Person for taking such action or as a result of any consequences arising therefrom.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Authorization for Secured Party to Take Certain Action.

(a)

Each Grantor irrevocably authorizes the Collateral Agent, at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact to: (i) execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, and (iii) contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral; and such Grantor agrees to reimburse the Collateral Agent on demand for any reasonable and documented out-of-pocket expense incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)	Each Grantor irrevocably authorizes the Collateral Agent, with effect upon the occurrence and during the continuance of an Event of Default, in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact to: (i) endorse and collect any cash proceeds of the Collateral, (ii) apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided in Section 7.3, (iii) discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (iv) contact account debtors for any reason, (v) demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all cheques, drafts, and other instruments for the payment of money relating to the Receivables, (vi) sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any account debtor of the Grantor, assignments and verifications of Receivables, (vii) exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (viii) settle, adjust, compromise, extend or renew the Receivables, (ix) settle, adjust or compromise any legal proceedings brought to collect Receivables, (x) prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any account debtor of such Grantor, (xi) prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xii) change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xii) do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any reasonable and documented out-of-pocket expense incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(c)	All acts of said attorney or designee taken pursuant to Section 6.1 are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, under this Section 6.1 are solely to protect the Collateral Agent’s and Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that, except for the powers granted in Section 6.1(a)(i)-(vi) and Section 6.1(a)(xvi) (other than with respect to provisions that are only applicable during the continuance of an Event of Default), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.2. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.1 ABOVE) WITH EFFECT UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH

PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND THE PROVISION OF NOTICE TO SUCH GRANTOR.

6.3. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.15. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLATERAL ACCOUNTS

7.1. Collateral Accounts. The Collateral Agent shall establish, when and as needed, an account which shall be entitled the “Non-ABL Collateral Account” (the “Non-ABL Collateral Account”) and an account which shall be entitled the “ABL Collateral Account” (the “ABL Collateral Account”). Subject to the ABL Interecreditor Agreement, moneys which are required by any Loan Document to be delivered to the Collateral Agent while an Event of Default has occurred and is continuing or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Collateral or otherwise in accordance with the terms of any Loan Document, whether in connection with the exercise of the remedies provided in this Security Agreement or in any other Loan Document or otherwise, shall be deposited by the Collateral Agent (a) in the Non-ABL Collateral Account, to the extent that such moneys constitute Term Priority Collateral (as so identified pursuant to an officers’ certificate delivered by a Responsible Officer) and (b) in the ABL Collateral Account, to the extent that such moneys constitute ABL Priority Collateral (as so identified pursuant to an officers’ certificate delivered by a Responsible Officer) under the terms of the ABL Intercreditor Agreement and are not otherwise required under the ABL Intercreditor Agreement to be delivered to the ABL Collateral Agent. Subject to the ABL Intercreditor Agreement, moneys in the Non-ABL Collateral Account and the ABL Collateral Account shall be held by the Collateral Agent as part of the Collateral and applied in accordance with the terms of this Security Agreement.

7.2. Control of Collateral Account and Collection Account. All right, title and interest in and to the Collateral Accounts and Collection Accounts shall vest in the Collateral Agent, and funds on deposit in the Collateral Accounts and Collection Accounts shall constitute part of the Collateral. The Collateral Accounts and Collection Accounts shall be subject to the exclusive dominion and control of the Collateral Agent, and no Grantor shall have any right of withdrawal from the Collateral Accounts and Collection Accounts without the Collateral Agent’s consent except as permitted pursuant to the Credit Agreement and the other Loan Documents.

7.3 Application of Moneys. All amounts deposited in the Collateral Accounts and Collection Accounts shall be deemed received by the Collateral Agent in accordance with Section 8.03 of the Credit Agreement and shall, after having been credited to the applicable Collateral Account or Collection Account, as applicable, be applied (and allocated) subject to the Intercreditor Agreement, by the Collateral Agent in accordance with Section 8.03 of the Credit Agreement. The balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Collateral Agent into the Borrower’s general operating account with the Collateral Agent or such other account designated by the Borrower. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent or any Secured Party to collect such deficiency.

7.4 Collateral Agent’s Calculations. All distributions made by the Collateral Agent pursuant to Section 7.3 shall be final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application of any amounts distributed by it.

ARTICLE VIII

GENERAL PROVISIONS

8.1. ULC Shares. Each Grantor acknowledges that certain of the Collateral of Grantor may now or in the future consist of ULC Shares, and that it is the intention of the Administrative Agent, the Collateral Agent and each Grantor that neither the Administrative Agent, the Collateral Agent nor any other Secured Party should under any circumstances prior to realization be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Security Agreement, the Credit Agreement or any other Loan Document, where a Grantor is the registered and beneficial owner of ULC Shares which are Collateral of such Grantor, such Grantor will remain the sole registered and beneficial owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, each Grantor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of Pledged Stock of such Grantor, which shall be delivered to the Collateral Agent to hold as security hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Grantor would if such ULC Shares were not pledged to the Collateral Agent pursuant hereto. Nothing in this Security Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Security Agreement, the Credit Agreement or any other Loan Document shall, constitute the Collateral Agent, any other Secured Party, or any other Person other than the applicable Grantor, a member or shareholder (whether listed or unlisted, registered or beneficial) of a ULC for the purposes of any ULC Laws, until such time as notice is given to such Grantor and further steps are taken pursuant hereto or thereto so as to register the Collateral Agent, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed here from and shall be ineffective with respect to ULC Shares which are Collateral of any Grantor without otherwise invalidating or rendering unenforceable this Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of any Grantor which is not ULC Shares. Except upon the exercise of rights of the Collateral Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Security Agreement, each Grantor shall not cause or permit, or enable an Issuer that is a ULC to cause or permit, the Collateral Agent or any other Secured Party to: (a) be registered as a shareholder or member of such Issuer; (b) have any notation entered in their favour in the share register of such Issuer; (c) be held out as shareholders or members of such Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Issuer by reason of the Collateral Agent holding the security interests over the ULC Shares; or (e) act as a shareholder or member of such Issuer, or exercise any rights of a shareholder or member including the right to attend a meeting of shareholders of such Issuer or to vote its ULC Shares.

8.2. Waivers. Each Grantor hereby waives notice of the time and place of any public sale pursuant to Section 5.1 or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral pursuant to Section 5.1, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, after the occurrence and during the continuance of an Event of Default, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by Section 5.1 of this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.3. Limitation on Collateral Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that, upon the occurrence and during the continuance of an Event of Default, it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.3 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.3. Without limitation upon the foregoing, nothing contained in this Section 8.3 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.3.

8.4. Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that set-offs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.5. Secured Party Performance of Debtor Obligations. Upon the occurrence and during the continuance of an Event of Default, without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.5. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

8.6. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(c), 4.1(d), 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 or 5.2 or in ARTICLE VII will cause irreparable injury to the Collateral Agent and the

Secured Parties, that the Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against the Grantors.

8.7. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(c) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(c)) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Lenders.

8.8. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Obligations have been paid in full.

8.9. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and to this end the provisions of this Security Agreement are declared to be severable.

8.10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.11. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder.

8.12. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.13. Taxes; Expenses and Indemnification. Each Grantor shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Security Agreement, any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby shall be consummated), and any audit, analysis, administration, collection, preservation or sale of the Collateral and (ii) all reasonable and documented out of pocket expenses incurred by the Collateral Agent, the Administrative Agent or any other Secured Party (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent and the Collateral Agent and one counsel for all of the Secured Parties plus in each case one local counsel per applicable jurisdiction) in connection with the enforcement or protection of its rights in connection with this Security Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors. Each Grantor hereby agrees to indemnify the Collateral Agent and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and reasonable out-of-pocket expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Collateral Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Secured Parties or any Grantor, and any claim for Intellectual Property infringement) except to the extent the same has resulted from such Person’s gross negligence or willful misconduct as finally determined by a non-appealable decision of a court of competent jurisdiction. The agreements in this Section 8.13 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.14. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.15. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until terminated pursuant to Section 9.12 of the Credit Agreement. Prior to such termination, the Collateral Agent shall release Liens on the Collateral as required by Section 9.12 of the Credit Agreement.

8.16. Additional Grantors. Such Grantor acknowledges that, pursuant to Section 6.11 of the Credit Agreement, the Borrower is required to cause each Person which (i) becomes a direct or indirect Subsidiary of Holdings (other than any Excluded Subsidiary) or (ii) ceases to qualify as an Excluded Subsidiary, in each case, after the Closing Date, to become a party hereto as an additional Grantor (each such Person, an “Additional Grantor”) by executing and delivering a Joinder Agreement substantially in the form of Exhibit I to the Credit Agreement and by executing and delivering a Joinder Agreement (a “Joinder”) substantially in the form attached hereto as Annex 2, along with supplements to the Exhibits to this Security Agreement necessary to reflect additional Collateral provided by the Additional Grantor. Upon delivery of any such Joinder to the Administrative Agent and the Collateral Agent, notice of which is hereby waived by the Grantors, each such Additional Grantor shall be deemed a Grantor hereunder and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by the Company or any Grantor to cause any Subsidiary of the Company to become an Additional Grantor or a Grantor hereunder or (c) by reason of the Administrative Agent’s, the Collateral Agent’s or any of the other Secured Party’s actions in effecting, or failure to effect, any such Joinder, or in releasing any Grantor hereunder, in each case, without the necessity of giving notice to or obtaining the consent of any other Grantor. This Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

8.17. Entire Agreement. This Security Agreement, the other Collateral Documents, the Loan Documents and the Credit Agreement embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral, provided that Grantors acknowledge that the Collateral Agent’s rights and remedies hereunder may be restricted, as against the other parties thereto, by the terms of the Intercreditor Agreement.

8.18. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

8.19. Submission to Jurisdiction; Waivers Each Grantor hereby irrevocably and unconditionally:

(i)	submits for itself and its property in any legal action or proceeding relating to this Security Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the Province of Ontario and appellate courts from any thereof;

(ii)	consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid at its address set forth in Section 10.02 of the Credit Agreement or at such other address of which the Collateral Agent or the Administrative Agent shall have been notified pursuant thereto;

(iv)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or the Secured Parties to sue in any other jurisdiction; and

(v)	waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.19 any special, exemplary, punitive or consequential damages.

8.20. WAIVER OF JURY TRIAL. THE COLLATERAL AGENT AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.21. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

8.22. Language. The parties confirm that it is their wish that this Security Agreement, as well as any other documents relating to this Security Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires confirment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

ARTICLE IX

NOTICES

9.1. Sending Notices. All notices, requests and demands to or upon the Administrative Agent, the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Exhibit A.

9.2. Change in Address for Notices. Each of the Grantors, the Collateral Agent and the other Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE COLLATERAL AGENT AND ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Collateral Agent and Administrative Agent for the Secured Parties hereunder pursuant to Section 9 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent and Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent and Administrative Agent pursuant to the Credit Agreement, and that the Collateral Agent and Administrative Agent have agreed to act (and any successor Collateral Agent or Administrative Agent shall act) as such hereunder only on the express conditions contained in such Section 9. Any successor Collateral Agent or Administrative Agent appointed pursuant to Section 9 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent and Administrative Agent hereunder, as applicable.

ARTICLE XI

THE INTERCREDITOR AGREEMENT

Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement or any other Loan Document and the exercise of any right or remedy by the Collateral Agent or any Secured Party hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Security Agreement with respect to any right or remedy of the Secured Parties relating to the Collateral, the terms of the Intercreditor Agreements shall govern and control.

Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the ABL Intercreditor Agreement, and until the Discharge of the ABL Obligations (as defined in the ABL Intercreditor Agreement), (i) no Grantor shall be required hereunder to take any action with respect to ABL Priority Collateral that is inconsistent with such Grantor’s obligations under the ABL Documents and (ii) any obligation of any Grantor hereunder with respect to the delivery or control of any ABL Priority Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case, with respect to ABL Priority Collateral, shall be deemed to be satisfied if the Grantor complies with the requirements of the similar provision of the ABL Credit Agreement. Until the Discharge of ABL Obligations, the Collateral Agent may not require any Grantor to take any action with respect to the creation, perfection or priority of its security interest in any ABL Priority Collateral, whether pursuant to the express terms hereof or pursuant to the further assurances provisions hereof, unless the ABL Collateral Agent shall have required such Grantor to take similar action in accordance with the terms of the ABL Intercreditor Agreement, and delivery of any ABL Priority Collateral to the ABL Collateral Agent pursuant to the ABL Documents and the ABL Intercreditor Agreement shall satisfy any delivery requirement hereunder. The Collateral Agent agrees that no amendment to any Intercreditor Agreement that directly affects the rights, interests, liabilities or privileges of any Grantor hereunder shall be effective, solely as against such Grantor, unless consented to in writing by the Borrower.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors, the Collateral Agent and Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

POSTMEDIA NETWORK INC.

By:	/s/ Steven Pasternak
	Name:	Steven Pasternak
	Title:	Senior Vice President and General Counsel

POSTMEDIA NETWORK CANADA CORP.

By:	/s/ Steven Pasternak
	Name:	Steven Pasternak
	Title:	Senior Vice President and General Counsel

AGENT:

JPMORGAN CHASE BANK, N.A., as Collateral Agent and Administrative Agent

By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Executive Director

Schedule 1

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge and Security Agreement dated as of July 13, 2010 (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. The undersigned agrees for the benefit of the Administrative Agent, the Collateral Agent and the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.5(c)(iii) or 4.5(c)(iv) of the Agreement.

3. The terms of Sections 4.4(b), 4.5(c)(v), 5.1(f), 5.2(c), 5.2(d) and 5.4 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 4.4(b), 4.5(c)(v), 5.1(f), 5.2(c), 5.2(d) or 5.4 of the Agreement and the undersigned agrees to comply with such Sections as though it were a party thereto.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

EXHIBIT A

NOTICE ADDRESS FOR ALL GRANTORS

INFORMATION AND COLLATERAL LOCATIONS OF EACH GRANTOR:

Grantor	Type	Identification Number	Jurisdiction of Organization	Location of Chief Executive Office, Registered Office

Locations of Collateral:

(a) Properties Owned by the Grantor:

(b) Properties Leased by the Grantor (Include Landlord’s Name):

(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

EXHIBIT B

ACCOUNTS

EXHIBIT C

COPYRIGHTS AND EXCLUSIVE COPYRIGHT LICENSES

PATENTS AND EXCLUSIVE PATENT LICENSES

Country	Patent or Application	Status	Issue Date	Expiry Date	Owner	Title

TRADEMARKS AND EXCLUSIVE TRADEMARK LICENSES

Country	Trademark	Application	Status	Owner	Description

Licensed Trade Names:

Licensed Trademarks/Service Marks:

Country	Trade-Mark	Application	Status	Applicant/Registrant

EXHIBIT D

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

PLEDGED STOCKS

1) POSTMEDIA NETWORK INC.

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

2)

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

3)

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

4)

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

5)

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% Ownership of Pledgor in Issuer

BONDS

GOVERNMENT SECURITIES

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED INCLUDING PROMISSORY NOTES)

EXHIBIT E

AMENDMENT

This Amendment, dated                     ,              is delivered pursuant to Section 4.3 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in ARTICLE III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated                      ,             , between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent and Collateral Agent, (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Obligations referred to in said Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

Annex 1

GRANT OF

SECURITY INTEREST IN [TRADEMARKS/PATENTS/COPYRIGHTS] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARKS/ PATENTS/ COPYRIGHTS] RIGHTS (“Agreement”), effective as of [__], 2010 is made by (i) [Grantor], a [province] [form of entity], located at [address] (each, a “Grantor” and collectively, the “Grantors”), in favour of JPMorgan Chase Bank, N.A, a national banking association located at [ ], Attention: [ ], as Collateral Agent (the “Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Term Loan Credit Agreement, dated as of July 13, 2010 (as amended, supplemented 1 or otherwise modified from time to time, the “Credit Agreement”), among Postmedia Network Inc., a Canada corporation (the “Borrower”), Postmedia Network Canada Corp., a Canada corporation (“Holdings”), each of the direct and indirect Subsidiaries signatory thereto, the Lenders, and JPMorgan Chase Bank, N.A. Administrative Agent and Collateral Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Pledge and Security Agreement, dated as of July 13, 2010, in favour of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor granted, pledged, mortgaged, charged, assigned and transferred to the Agent, on behalf of and for the ratable benefit of the Secured Parties a first priority, continuing, specific and fixed security interest in all of its Intellectual Property, including the [Trademarks/Patents/Copyrights] of such Grantor; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

NOW THEREFORE, for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make extensions of credit to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals have the

[1]	Note that the actual short forms will include the relevant definition for Trademarks/Patents/ Copyrights for notice purposes.

meanings provided or provided by reference in the Credit Agreement and the Security Agreement, as applicable.

SECTION 2. Grant of Security Interest. The Grantor hereby grants, pledges, mortgages, charges, assigns and transfers to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in the [Trademarks/Patents/Copyrights] of such Grantor (including, without limitation, those items listed on Schedule A hereto) (collectively, the “[Trademark/Patent/Copyright] Collateral”); provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any requirements of law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided, further, that notwithstanding anything herein to the contrary, in no event shall the [Trademark/Patent/Copyright] Collateral include or the security interest granted under this Section 2 attach to (i) any rights or property acquired under or in connection with a lease, license, contract, property right or agreement (or any of its rights or interests thereunder) solely if and to the extent that the grant of the security interest shall, after giving effect to the PPSA or any other applicable law, constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property right or agreement, provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the [Trademark/Patent/Copyright] Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; provided further that the proceeds therefrom shall not be excluded from the definition of [Trademark/Patent/Copyright] Collateral to the extent that the assignment of such proceeds is not prohibited, and (ii) any applications for Trademarks filed in the United States Patent and Trademark Office on the basis of any Grantor’s intent to use such mark and for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application.

SECTION 3. Purpose. This Agreement has been executed and delivered by each Grantor for the purpose of recording the grant of security interest herein with the United States [Patent and Trademark] [Copyright] Office and the Canadian Intellectual Property Office. The security interest granted hereby has been granted to the Agent for the benefit of the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein, and that the rights and remedies of the Collateral Agent in respect of the Collateral may be restricted, as against the parties thereto, by the terms of the Intercreditor Agreements. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

SECTION 6. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 7. The Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement or any other Loan Document and the exercise of any right or remedy by the Collateral Agent or any Secured Party hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Security Agreement with respect to any right or remedy of the Secured Parties relating to the Collateral, the terms of the Intercreditor Agreements shall govern and control.

Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the ABL Intercreditor Agreement, and until the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), (i) no Grantor shall be required hereunder to take any action with respect to ABL Priority Collateral that is inconsistent with such Grantor’s obligations under the ABL Documents and (ii) any obligation of any Grantor hereunder with respect to the delivery or control of any ABL Priority Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case, with respect to ABL Priority Collateral, shall be deemed to be satisfied if the Grantor complies with the requirements of the similar provision of the ABL Credit Agreement. Until the Discharge of ABL Obligations, the Collateral Agent may not require any Grantor to take any action with respect to the creation, perfection or priority of its security interest in any ABL Priority Collateral, whether pursuant to the express terms hereof or pursuant to the further assurances provisions hereof, unless the ABL Collateral Agent shall have required such Grantor to take similar action pursuant to the terms of the ABL Intercreditor Agreement, and delivery of any ABL Priority Collateral to the ABL Collateral Agent pursuant to the ABL Documents and the ABL Intercreditor Agreement shall satisfy any delivery requirement hereunder. The Collateral Agent agrees that no amendment to any Intercreditor Agreement that directly affects the rights, interests, liabilities or privileges of any Grantor hereunder shall be effective, solely as against such Grantor, unless consented to in writing by the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:
Date:

JPMORGAN CHASE BANK, N.A., as Collateral Agent and Administrative Agent

By:
Name:
Title:
Date:

Schedule I

Canadian [Patent/Trademark/Copyright] Registrations and Applications

Patents

Patent	Patent or Application Number

Trademarks

Trademark	Registration or Serial Number

Copyrights

Copyright	Registration Number

[Patent/Trademark/Copyright] Licenses

Annex 2

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of                 , 200  , made by                          (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Pledge and Security Agreement (as hereinafter defined).

W I T N E S S E T H :

WHEREAS, Postmedia Network Canada Corp., a Canada corporation (“Holdings”), Postmedia Network Inc., a Canada corporation (the “Borrower”), the Lenders , the Administrative Agent and the Collateral Agent have entered into a Term Loan Credit Agreement, dated as of July 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Pledge and Security Agreement, dated as of July 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Administrative Agent and the Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Pledge and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Pledge and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Pledge and Security Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 8.16 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 2-A hereto is hereby added to the information set forth in the Exhibits to the Pledge and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Pledge and Security Agreement is true and correct in respect of itself on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

2. Grant of Security. In furtherance of the foregoing, the Additional Grantor hereby pledges, mortgages, charges and (except in the case of the ULC Shares) assigns and transfers to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional Grantor’s Obligations, and hereby grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in, all of the Collateral of the Additional Grantor; provided that notwithstanding anything to the contrary in this Joinder Agreement or the Pledge and Security Agreement, no Excluded Property shall constitute Collateral hereunder or under any other Loan Document. For greater certainty, no rights in any Trademark is presently assigned to the Collateral Agent by the sole virtue of the grant of the security interest contained herein. The terms and provisions of the Pledge and Security Agreement are incorporated by reference in this Supplement.

3. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

4. Counterparts. This Joinder Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Joinder Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 2-A to

Joinder Agreement

Supplement to Exhibit A

Supplement to Exhibit B

Supplement to Exhibit C

Supplement to Exhibit D

Supplement to Exhibit E